Exhibit 99.1

Millipore Reports Third Quarter 2008 Financial Results

Bioprocess Division performance improves; Company continues to generate strong earnings and free cash flow

BILLERICA, Mass. – October 30, 2008 – Millipore Corporation (NYSE:MIL), a life science leader that provides technologies, tools and services for bioscience research and biopharmaceutical manufacturing, today reported financial results for its third quarter ended September 27, 2008.

Revenues for the third quarter grew 6 percent, to $395.0 million. Excluding a 4 percent benefit from changes in foreign currency, revenues in the quarter grew 2 percent. On a divisional basis, excluding changes in foreign currency, Millipore’s Bioscience Division revenues grew 4 percent, while Bioprocess Division revenues were unchanged from the previous year. The Bioscience Division’s revenue growth was reduced by 1 percent due to the elimination of a small product line.

Millipore’s third quarter net income totaled $39.7 million, or $0.71 per share, compared to $36.3 million, or $0.66 per share in the third quarter of 2007. Non-GAAP net income grew 14 percent in the third quarter to $52.0 million, or $0.93 per share, compared to $45.7 million, or $0.83 per share, in the third quarter of 2007. Stock-based compensation expenses totaled $0.07 per share in the third quarter of 2008, compared to $0.05 per share in the third quarter of 2007 and are included in both GAAP and non-GAAP earnings per share. A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“During the third quarter, we saw slightly improved business dynamics, which enabled us to generate organic revenue growth, while continuing to expand our profitability and increase our cash flow,” said Martin Madaus, Chairman & CEO of Millipore. “Our improved top-line performance was led by our Bioprocess Division, which delivered growth in North America after four quarters of steep declines. Although the division is making steady progress and we are seeing some improvement in our markets, we still reported flat revenues overall in Bioprocess due to a modest decline in Europe. Our Bioscience Division continued its steady performance with our Laboratory Water and Drug Discovery business units reporting growth in every geographic region.

“We remain focused on reducing our costs and streamlining our organization to generate higher levels of earnings and cash flow. During the first nine months of 2008, we expanded our operating margin and grew our non-GAAP earnings per share by 11 percent, an accomplishment we feel particularly good about given our flat organic revenue performance. More importantly, we invested some of these cost savings into several initiatives that should benefit our top-line performance in the future. These initiatives include accelerating investments in our product pipeline, expanding partnerships in promising market segments, and improving our go-to-market strategies. We continue to believe we are well-positioned to execute on our strategy and improve our top-line performance in the future.”

Through the first nine months of 2008, Millipore’s revenues grew 7 percent, totaling $1.2 billion. Excluding a 7 percent benefit from changes in foreign currency, revenues in the first nine months were unchanged from the previous year. On a divisional basis, excluding changes in foreign currency, Millipore’s Bioscience Division revenues grew 6 percent, offsetting a 4 percent decline in revenues from the Company’s Bioprocess Division. The Bioscience Division’s revenue growth was reduced by 1 percent due to the elimination of a small product line. The Company reported net income of $112.5 million, or $2.02 per share, for the first nine months of 2008, compared to $91.3 million, or $1.66 per share, in the same period last year. Non-GAAP net income for the first nine months was $147.3 million, or $2.64 per share, resulting in approximately 11 percent earnings per share growth over the first nine months of 2007.

“Since the beginning of the year, we generated $136 million of free cash flow, which we used to reduce our debt by approximately $127 million and strengthen the financial position of the Company,” said Charles Wagner, Chief Financial Officer of Millipore. “Our ability to generate strong levels of free cash flow, even during periods of modest revenue growth, provides us the flexibility to both pay down our debt and deploy capital toward longer-term strategic initiatives that will drive our financial performance in the future.”

Q3 2008 Highlights

•

Bioscience Division continued to generate solid growth as the Company is benefiting from new product introductions in its Laboratory Water business and the strong growth of multiplex immunoassays in its Drug Discovery business.

•

Bioprocess Division generated strong growth in its Process Monitoring Tools Business Unit, particularly for its NovaSeptum® product line, a sterile sampling system used in biopharmaceutical manufacturing processes.

•	Free cash flow totaled $64 million and $68 million of debt was repaid, bringing total debt reduction to $127 million since the beginning of 2008.

•	Generated 13 percent growth in non-GAAP earnings per share.

•	Launched first products from partnership with Guava Technologies to provide bench-top flow cytometry solutions for the cell biology market.

•	Opened a new 30,000 square foot membrane manufacturing line at the Company’s existing facility in Ireland to double its membrane manufacturing capacity.

Revenue Growth by Geography ($ millions):

	Three Months Ended			Nine Months Ended
	September 27, 2008	September 29, 2007	% Growth	September 27, 2008	September 29, 2007	% Growth
Americas	$159.9	$151.4	6%	$459.5	$484.7	(5%)
Europe	166.7	157.4	6%	527.3	453.2	16%
Asia/Pacific	68.4	62.4	10%	218.6	188.4	16%

Total	$395.0	$371.2	6%	$1,205.4	$1,126.3	7%

Revenue Growth by Division ($ millions):

	Three Months Ended			Nine Months Ended
	September 27, 2008	September 29, 2007	% Growth	September 27, 2008	September 29, 2007	% Growth
Bioprocess	$220.9	$210.5	5%	$667.3	$651.6	2%
Bioscience	174.1	160.7	8%	538.1	474.7	13%

Total	$395.0	$371.2	6%	$1,205.4	$1,126.3	7%

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Daylight Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 41788021. The telephonic replay will be available beginning at 5:45 p.m. Eastern Daylight Time on October 30, 2008 until 11:59 p.m. ET on November 3, 2008.

About Millipore

Millipore (NYSE: MIL) is a life science leader providing cutting-edge technologies, tools, and services for bioscience research and biopharmaceutical manufacturing. As a strategic partner, we collaborate with customers to confront the world’s challenging human health issues. From research to development to production, our scientific expertise and innovative solutions help customers tackle their most complex problems and achieve their goals. Millipore Corporation is an S&P 500 company with more than 6,000 employees in 47 countries worldwide.

Advancing Life Science Together™

Research. Development. Production.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are non-GAAP gross profit, gross profit margin, operating income, operating margin, pre-tax income, net income, diluted earnings per share, and free cash flow. Non-GAAP gross profit, gross profit margin, operating income, operating margin, pre-tax income, net income and diluted earnings per share exclude costs related to our global supply chain initiative, acquisition integration and restructuring expenses related to the acquisition of Serologicals, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, curtailment gain related to modifications to our postretirement benefit plan and certain changes in tax accruals. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly performance. It is our belief that these non-GAAP financial measures have been particularly useful to investors over the last couple of years because of the significant changes that have occurred outside of our day-to-day business in accordance with the execution of our new strategy. This strategy includes strengthening our leadership position with bioscience customers, becoming a strategic supplier in bioscience research markets, leading our industry in product quality and manufacturing effectiveness, becoming a magnet for talent, and doubling the value of the Company between 2004 and 2009. The financial impact of certain elements of these activities, particularly acquisitions, are often large relative to our overall financial performance and most of the related charges are recorded in one or two fiscal quarters but not in other fiscal quarters, which can adversely affect the comparability of our results from period to period. The scope and scale of our global supply chain initiative are the largest in our history. This initiative will significantly reduce our cost structure and improve operational efficiency primarily through the consolidation of manufacturing locations. We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures. For the same reasons, we also use this information for our forecasting activities. The non-GAAP financial measures presented herein also facilitate comparisons to our historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release. Our earnings guidance, however, is only provided on a non-GAAP basis. It is not feasible to provide GAAP diluted earnings per share guidance because the items excluded, other than amortization expense, are difficult to predict and estimate and are primarily dependent on future events.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, failure to achieve design wins into our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug; delay, suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of customers’ therapeutics; limitations on cash flow available for operations and investment due to increased debt service obligations; the inability to establish and maintain necessary product and process quality levels; reduced demand for animal-derived cell culture products; the inability to realize the expected benefits of development, marketing, licensing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to achieve anticipated cost benefits of our supply chain initiative; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

-tables follow-

Contacts:

Joshua Young

Director, Investor Relations

Millipore Corporation

(978) 715—1527

(800) 225—3384

joshua_young@millipore.com

Karen Hall

Director, Corporate Communications

Millipore Corporation

(978) 715 – 1567

karen_hall@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Net sales	$395,005	$371,174	$1,205,385	$1,126,341
Cost of sales	185,835	169,128	557,915	534,039

Gross profit	209,170	202,046	647,470	592,302
Selling, general and administrative expenses	123,974	118,143	383,960	364,047
Research and development expenses	25,421	26,492	76,602	79,949

Operating income	59,775	57,411	186,908	148,306
Interest income	213	382	594	1,152
Interest expense	(13,899)	(16,542)	(43,642)	(49,615)

Income before income taxes and minority interest	46,089	41,251	143,860	99,843
Provision for income taxes	5,710	4,130	28,494	5,649
Minority interest	706	859	2,836	2,860

Net income	$39,673	$36,262	$112,530	$91,334

Diluted earnings per share	$0.71	$0.66	$2.02	$1.66

Diluted weighted average shares outstanding	55,844	55,184	55,719	54,905

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 27, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$23,123	$36,177
Accounts receivable, net	306,117	292,143
Inventories	281,798	277,355
Deferred income taxes and other current assets	73,919	84,414

Total current assets	684,957	690,089
Property, plant and equipment, net	594,087	589,161
Deferred income taxes	17,687	21,973
Intangible assets, net	388,085	432,108
Goodwill	1,016,453	1,019,581
Other assets	21,680	24,345

Total assets	$2,722,949	$2,777,257

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt	$5,337	$5,240
Accounts payable	78,321	96,915
Income taxes payable	2,597	11,248
Accrued expenses and other current liabilities	173,212	168,838

Total current liabilities	259,467	282,241
Deferred income taxes	9,588	9,384
Long-term debt	1,112,676	1,260,043
Other liabilities	65,892	82,778
Minority interest	6,259	6,243
Shareholders' equity	1,269,067	1,136,568

Total liabilities and shareholders' equity	$2,722,949	$2,777,257

Millipore Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 27, 2008	September 29, 2007
Cash flows from operating activities:
Net income	$112,530	$91,334
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,725	92,367
Stock-based compensation	16,916	11,598
Deferred income tax provision (benefit)	9,914	(20,593)
Business acquisition inventory fair value adjustments	—	11,121
Other	1,835	(4,182)
Changes in operating assets and liabilities:
Accounts receivable	(12,137)	(4,973)
Inventories	(7,419)	(18,586)
Other assets	934	7,165
Accounts payable	(18,958)	(2,358)
Accrued expenses and other current liabilities	(3,390)	(19,979)
Other liabilities	(10,107)	1,472

Net cash provided by operating activities	188,843	144,386

Cash flows from investing activities:
Additions to property, plant and equipment	(52,691)	(77,585)
Settlement of derivative transactions	(32,332)	—
Other	(4,638)	6,080

Net cash used in investing activities	(89,661)	(71,505)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	16,364	39,692
Net repayments under the revolving credit facility	(127,722)	(68,225)
Repayment of 7.5% ten-year unsecured notes	—	(100,000)
Net borrowings of short-term debt	540	—
Dividends paid to minority shareholders	(1,738)	(1,874)

Net cash used in financing activities	(112,556)	(130,407)

Effect of foreign exchange rates on cash and cash equivalents	320	4,392

Net decrease in cash and cash equivalents	(13,054)	(53,134)
Cash and cash equivalents at beginning of year	36,177	77,481

Cash and cash equivalents at end of period	$23,123	$24,347

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended September 27, 2008

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended September 27, 2008	$209,170	53.0%	$59,775	15.1%	$46,089	$39,673	$0.71
Non-GAAP adjustments:
Costs related to global supply chain initiative	5,809	1.4%	6,349	1.6%	6,349	4,037	0.07
Purchased intangibles amortization	2,363	0.6%	15,822	4.0%	15,822	10,059	0.18
Curtailment of postretirement plan	—	—	(2,733)	(0.6%)	(2,733)	(1,738)	(0.03)

Total non-GAAP adjustments	8,172	2.0%	19,438	5.0%	19,438	12,358	0.22

Non-GAAP results, three months ended September 27, 2008	$217,342	55.0%	$79,213	20.1%	$65,527	$52,031	$0.93

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Nine Months Ended September 27, 2008

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, nine months ended September 27, 2008	$647,470	53.7%	$186,908	15.5%	$143,860	$112,530	$2.02
Non-GAAP adjustments:
Costs related to global supply chain initiative	9,728	0.8%	10,268	0.9%	10,268	6,517	0.12
Purchased intangibles amortization	7,109	0.6%	47,512	3.9%	47,512	30,030	0.53
Curtailment of postretirement plan	—	—	(2,733)	(0.2%)	(2,733)	(1,738)	(0.03)

Total non-GAAP adjustments	16,837	1.4%	55,047	4.6%	55,047	34,809	0.62

Non-GAAP results, nine months ended September 27, 2008	$664,307	55.1%	$241,955	20.1%	$198,907	$147,339	$2.64

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended September 29, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended September 29, 2007	$202,046	54.4%	$57,411	15.5%	$41,251	$36,262	$0.66
Non-GAAP adjustments:
Costs related to global supply chain initiative	2,480	0.7%	2,480	0.7%	2,480	1,587	0.03
Acquisition integration and restructuring expenses	576	0.2%	1,985	0.5%	1,985	1,271	0.02
Purchased intangibles amortization	2,370	0.6%	14,587	3.9%	14,587	9,339	0.17
Change in tax accrual	—	—	—	—	—	(2,800)	(0.05)

Total non-GAAP adjustments	5,426	1.5%	19,052	5.1%	19,052	9,397	0.17

Non-GAAP results, three months ended September 29, 2007	$207,472	55.9%	$76,463	20.6%	$60,303	$45,659	$0.83

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Nine Months Ended September 29, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, nine months ended September 29, 2007	$592,302	52.6%	$148,306	13.2%	$99,843	$91,334	$1.66
Non-GAAP adjustments:
Costs related to global supply chain initiative	9,712	0.9%	9,712	0.8%	9,712	6,521	0.12
Business acquisition inventory fair value adjustments	11,121	1.0%	11,121	1.0%	11,121	7,765	0.14
Acquisition integration and restructuring expenses	2,649	0.2%	11,470	1.0%	11,470	7,747	0.14
Purchased intangibles amortization	7,088	0.6%	43,700	3.9%	43,700	29,172	0.53
Change in tax accrual	—	—	—	—	—	(11,900)	(0.21)

Total non-GAAP adjustments	30,570	2.7%	76,003	6.7%	76,003	39,305	0.72

Non-GAAP results, nine months ended September 29, 2007	$622,872	55.3%	$224,309	19.9%	$175,846	$130,639	$2.38

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the above tables. Non-GAAP gross profit and gross profit margin exclude the costs related to our global supply chain initiative for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP gross profit and gross profit margin exclude the amortization of intangible assets and acquired inventory fair value adjustments from business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. In addition, non-GAAP gross profit and gross profit margin exclude acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Operating Income and Operating Margin

The calculation of non-GAAP operating income and operating margin is displayed in the above tables. Non-GAAP operating income and operating margin exclude the amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The calculation of non-GAAP operating income and operating margin also excludes the costs related to our global supply chain initiative described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP operating income and operating margin exclude acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history. In addition, we have also excluded curtailment gain related to modifications to our postretirement benefit plan from non-GAAP operating income and operating margin because these benefits are significant and non-recurring for Millipore.

Non-GAAP Pre-tax Income

The calculation of non-GAAP pre-tax income is displayed in the above tables. The calculation of non-GAAP pre-tax income also excludes costs related to our global supply chain initiative; acquisition and integration expenses; curtailment gain related to modifications to our postretirement benefit plan; and amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP operating income and operating margin above.

Non-GAAP Net Income

The calculation of non-GAAP net income is displayed in the above tables. Non-GAAP net income excludes changes in tax accruals because this is a significant non-recurring item affecting the income tax provision. Because pre-tax income is included in the net income calculation, the non-GAAP net income calculation also excludes costs related to our global supply chain initiative; acquisition and related integration expenses in connection with the acquisition of Serologicals; curtailment gain related to modifications to our postretirement benefit plan; and amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP pre-tax income above.

Non-GAAP Diluted Earnings per Share

The calculation of non-GAAP diluted earnings per share is displayed in the above tables. Because net income is included in the diluted earnings per share calculation, the non-GAAP diluted earnings per share calculation excludes the amounts for costs related to our global supply chain initiative; acquisition and related integration expenses in connection with the acquisition of Serologicals; amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions; curtailment gain related to modifications to our postretirement benefit plan; and changes in tax accruals for the reasons described for non-GAAP net income above.

***